Exhibit 3.9

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 03/27/2002
020199872 - 2167615
CERTIFICATE OF FORMATION
OF
WESTMORELAND ENERGY LLC
This Certificate of Westmoreland Energy LLC (the “LLC”) is being duly executed and filed by Deborah A. Bentley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.
FIRST. The name of the limited liability company formed hereby is Westmoreland Energy LLC.
SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.
THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.
FOURTH. This Certificate of Formation will be effective as of March 31, 2002.

/s/ Deborah A. Bentley Deborah A. Bentley
Authorized Person